Exhibit 10.23
FINAL
REDACTED COPY

ASSET EXCHANGE AGREEMENT

between

BETA SYSTEMS SOFTWARE OF NORTH AMERICA, INC.,

BETA SYSTEMS SOFTWARE OF CANADA LTD.

and

PROGINET CORPORATION

dated effective as of

October 1, 2008

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TABLE OF CONTENTS	REDACTED COPY

		Page

ARTICLE 1
INTERPRETATION
1.1	Definitions	1
1.2	Schedules	8
1.3	Exhibits	8
1.4	Conflicts	8
1.5	References	8
1.6	Headings	9
1.7	Singular/Plural; Derivatives	9
1.8	Business Day	9
1.9	Beta's Knowledge	9
1.10	Proginet's Knowledge	9

ARTICLE 2
ASSET EXCHANGE
2.1	Asset Exchange	10
2.2	Acquisition Price	10
2.3	Sales Taxes	10
2.4	Trade Accounts Receivable	11

ARTICLE 3
CLOSING
3.1	Place and Time of Closing	11
3.2	Deliveries at Closing	11
3.3	Contract Lists	13
3.4	Physical Deliveries	13

ARTICLE 4
CONVEYANCES
4.1	Conveyances	13

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARTIES
5.1	Each Party's Representations and Warranties	14
5.2	Beta Canada's Representations and Warranties	15
5.3	Beta America's Representations and Warranties	17
5.4	Proginet's Representations and Warranties	18
5.5	Survival of Representations and Warranties	20
5.6	No Additional Representations or Warranties by any Party	21

ARTICLE 6
LIABILITIES AND INDEMNITIES
6.1	Responsibility of Beta Canada	21
6.2	Responsibility of Beta America	21
6.3	Responsibility of Proginet	21

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ASSET EXCHANGE AGREEMENT

THIS AGREEMENT is dated effective as of October 1, 2008.

BETWEEN:

BETA SYSTEMS SOFTWARE OF NORTH AMERICA, INC., a Delaware corporation, having an office in the City of Herndon, in the State of Virginia ("Beta America"),

BETA SYSTEMS SOFTWARE OF CANADA LTD., a body corporate having an office in the City of Calgary in the Province of Alberta ("Beta Canada") and

PROGINET CORPORATION, a Delaware corporation, having an office in Garden City, in the State of New York ("Proginet").

WHEREAS:

The Parties are desirous of exchanging certain assets and taking other actions all in accordance with the terms and conditions contained herein.

AGREEMENT:

NOW THEREFORE in consideration of the premises hereto and of the covenants, warranties, representations and agreements herein set forth and provided for, the Parties covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Agreement, the words and phrases set forth below shall have the meaning ascribed thereto, namely:

(a)	"AAA" has the meaning attributed to it in Section 8.2(b);

(b)
"Additional Indemnitees" means, with respect to any Person to which indemnification is granted pursuant to Article 6, its Affiliates and the respective directors, officers, servants, agents, advisors and employees of that Person and its Affiliates;

(c)
"Affiliate" means, in respect of a Person, any other Person or group of Persons acting in concert, directly or indirectly, that controls, is controlled by or under common control with the first mentioned Person, and for the purposes of this definition "control" means the possession, directly or indirectly, by such Person or group of Persons acting in concert of the power to direct or cause the direction of the management and policies of the first mentioned Person, whether through the ownership of voting securities or otherwise;

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(d)
"Agreement" means this document, together with the Schedules attached hereto and made a part hereof, all as amended, supplemented or modified from time to time in accordance with the provisions hereof;

(e)
"Agreement Default" means any material breach of a representation or warranty made by a Party, or the failure of a Party to perform or observe in any material respect any of the covenants or agreements to be performed by such Party under this Agreement;

(f)
"Applicable Law" means, in relation to any Person, transaction or event, all applicable provisions of laws, statutes, rules, regulations, official directives and orders of all federal, provincial, municipal and local governmental bodies (whether administrative, legislative, executive or otherwise) and final, non-appealable judgements, orders and decrees of all courts, arbitrators, commissions or bodies exercising similar functions in actions or proceedings in which the Person in question is a party, by which it is bound or having application to the transaction or event in question;

(g)	"Assets" means the Beta Canada Assets or Proginet Assets, as the case may be;

(h)	"Beta" means Beta America and Beta Canada;

(i)	"Beta America" means Beta Systems Software of North America, Inc.;

(j)
"Beta America Contract Assignment" means the assignment and assumption agreement whereby Beta America conveys the Beta America Contracts to Proginet and Proginet assumes certain obligations related to the Beta America Contracts;

(k)
"Beta America Contracts" means all contracts, agreements and arrangements related to the Beta Products by which Beta or its Affiliates, on the one hand, and the customers listed in Schedule 5.3(d), on the other hand, are bound;

(l)	"Beta Canada" means Beta Systems Software of Canada Ltd.;

(m)	"Beta Canada Asset Assignment" means the assignment agreement whereby Beta Canada conveys the Beta Canada Assets to Proginet;

(n)	"Beta Canada Assets" means all the properties, assets, interests and rights of Beta Canada which are related to the Beta Products including the following:

(i)	the Beta Canada Intellectual Property and Beta Canada Technology;

(ii)	the Beta Canada Books and Records; and

(iii)	all proceeds of any or all of the foregoing received or receivable after the Effective Time;

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(o)
"Beta Canada Books and Records" means all books, records, files and papers related to the Beta Products including drawings, engineering information, manuals and data, sales and advertising materials, sales and purchases correspondence, trade association files, research and development records, lists of present and former customers, distributors and suppliers and all copies and recordings of the foregoing;

(p)	"Beta Canada Intellectual Property" means all rights to and interests in:

(i)
all trade dress and brand names, logos, slogans, domain names, trade-marks (whether used with wares or services and including the goodwill attaching to such trade marks) and all registrations and applications for trade marks (all future income from such trade marks) related to the Beta Products, all of which are listed in Schedule 5.2(a);

(ii)
all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs related to the Beta Products, all of the registrations or applications for registration of which are listed in Schedule 5.2(a);

(iii)
all copyrights, registrations and applications for copyrights (and all future income from such copyrights) related to the Beta Products, all of the registrations or applications for registration of which are listed in Schedule 5.2(a);

(iv)
all rights and interests in and processes, lab journals, notebooks, data, trade secrets, designs, know-how, product formula and information, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise, information or technology related to the Beta  Business;

(v)	all of the intellectual property affected by the registrations and applications for registration listed in Schedule 5.2(a) and the permissions and licenses listed in Schedule 5.2(a);

(vi)	all other intellectual and industrial property rights throughout the world related to the Beta Products;

(vii)	all licenses of the intellectual property granted by Beta Canada to third persons and listed in items (i) to (vi) above;

(viii)	all future income and proceeds from any of the intellectual property listed in items (i) to (vi) above and the licenses listed in item (vii) above;

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(ix)
all documentation, packaging and media relating to the intellectual property described in items (i) to (viii) above, including all computer disks, CD ROMs and other storage media containing any such intellectual property and all inventory, boxes, wrapping and other packaging material; and

(x)	all rights to damages, royalties and profits by reason of the past, present or future infringement or other misuse of any of the intellectual property listed in items (i) to (vii) above.

(q)
"Beta Canada Technology" means all computer software (including source code and object code), operating systems, browsers, user interfaces, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, servers, hardware, technical information, engineering data or reports or other technology or related information all of which are developed, licensed or owned by Beta Canada and whether completed or in the course of development all as related to the Beta Products;

(r)	"Beta Products" means the products of Beta related to the Harbor NSM and Harbor HFT product lines;

(s)	"Business Day" means a week day (other than a Saturday or Sunday), excluding all statutory holidays under Applicable Law;

(t)
"Closing" means the transfer of (i) the Proginet Assets (other than the Proginet Contracts) by Proginet to Beta Canada, (ii) the Proginet Contracts by Proginet to Beta America, (iii) the Beta Canada Assets by Beta Canada and the Beta America Contracts by Beta America to Proginet, and the completion of all matters incidental thereto, all as contemplated by this Agreement;

(u)	"Closing Date" means the date of this Agreement;

(v)	"Effective Time" means 12:01 a.m. Eastern Time on October 1, 2008;

(w)	"include" and "including" mean "include, without limitation" and "including, without limitation", respectively;

(x)
"Indemnifiable Losses" means all losses, costs, damages, expenses, charges, fines, penalties, assessments or other liabilities whatsoever (including reasonable attorneys fees and expenses), but does not (except to the extent claimed by a third Person) include consequential, incidental, economic or punitive losses, damages or claims;

(y)	"Indemnified Party" has the meaning attributed to it in Section 6.7;

(z)	"Indemnifying Party" has the meaning attributed to it in Section 6.7;

(aa)
"License Agreement" means the agreement whereby Proginet will grant an exclusive license to Beta America to sell, maintain and modify Proginet’s Secure-Line Products (as such term is defined in the License Agreement), in the form attached hereto as Exhibit A;

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(bb)	"Maintenance and Support Agreement" means the agreement whereby Beta Canada will provide maintenance and support services for the Harbor products to Proginet, in the form attached hereto as Exhibit B;

(cc)
"Master Distributor Agreement" means the agreement whereby Beta Systems Software AG or any of its distributors, subsidiaries or associated companies, will become the master distributor for Proginet's CFI Suite in Europe, in the form attached hereto as Exhibit C;

(dd)
"Notice of Claim" means a notice by a Party on behalf of itself or one or more Additional Indemnities (if applicable) of a claim for Indemnifiable Losses pursuant to Sections 6.1, 6.2 or 6.3, as applicable, together with detailed particulars as to the nature and amount of the claim, the basis which it is sought and the provisions of this Agreement applicable to such claim;

(ee)	"Parties" means Beta Canada, Beta America and Proginet and "Party" means one of them, as the context may indicate;

(ff)
"Permitted Security Interests" means (a) mechanic’s, materialman’s, warehouseman’s, carrier’s and similar liens for labor, materials or supplies incurred in the ordinary course of business, (b) purchase money security interests arising in the ordinary course of business, and (c) liens for taxes, assessments and other governmental charges not yet due and payable;

(gg)
"Person" includes an individual, a partnership (limited or general), a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, a union, a government or any department or agency thereof and the heirs, executors, administrators or other legal representatives of an individual;

(hh)	"Place of Closing" means the offices of Beta Systems Software AG, or such other place as may be agreed by the Parties;

(ii)	"Proginet" means Proginet Corporation;

(jj)	"Proginet Asset Assignment" means the assignment agreement whereby Proginet conveys the Proginet Assets to Beta Canada;

(kk)	"Proginet Assets" means all the properties, assets, interests and rights of Proginet which are related to the Proginet Products including the following:

(i)	the Proginet Intellectual Property and the Proginet Technology;

(ii)	the Proginet Books and Records;

(iii)	the Proginet Contracts; and

(iv)	all proceeds of any or all of the foregoing received or receivable after the Effective Time.

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(ll)
"Proginet Books and Records" means all books, records, files and papers related to the Proginet Products including drawings, engineering information, manuals and data, sales and advertising materials, sales and purchases correspondence, trade association files, research and development records, lists of present and former customers, distributors and suppliers and all copies and recordings of the foregoing;

(mm)
"Proginet Contract Assignment" means the assignment and assumption agreement whereby Proginet conveys the Proginet Contracts to Beta America and Beta America assumes certain obligations related to the Proginet Contracts;

(nn)
"Proginet Contracts" means all contracts, agreements and arrangements related to the Proginet Products, by which Proginet, on the one hand, and the customers listed in Schedule 5.4(f), on the other hand, are bound;

(oo)	"Proginet Intellectual Property" means all rights to and interests in:

(i)
all trade dress and brand names, logos, slogans, domain names, trade-marks (whether used with wares or services and including the goodwill attaching to such trade marks) and all registrations and applications for trade marks (all future income from such trade marks) related to the Proginet Products, all of which are listed in Schedule 5.4(a);

(ii)
all inventions, patents, patent rights, patent applications (including all reissues, divisions, continuations, continuations-in-part and extensions of any patent or patent application), industrial designs and applications for registration of industrial designs related to the Proginet Products, all of the registrations or applications for registration of which are listed in Schedule 5.4(a);

(iii)
all copyrights, registrations and applications for copyrights (and all future income from such copyrights) related to the Proginet Products, all of the registrations or applications for registration of which are listed in Schedule 5.4(a);

(iv)
all rights and interests in and processes, lab journals, notebooks, data, trade secrets, designs, know-how, product formula and information, manufacturing, engineering and other drawings and manuals, technology, blue prints, research and development reports, agency agreements, technical information, technical assistance, engineering data, design and engineering specifications, and similar materials recording or evidencing expertise, information or technology related to the Proginet Products;

(v)	all of the intellectual property affected by the registrations and applications for registration listed in Schedule 5.4(a) and the permissions and licenses listed in Schedule 5.4(a);

(vi)	all other intellectual and industrial property rights throughout the world related to the Proginet Products;

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(vii)	all licenses of the intellectual property granted by Proginet to third persons and listed in items (i) to (vi) above;

(viii)	all future income and proceeds from any of the intellectual property listed in items (i) to (vi) above and the licenses listed in item (vii) above;

(ix)
all documentation, packaging and media relating to the intellectual property described in items (i) to (viii) above, including all computer disks, CD ROMs and other storage media containing any such intellectual property and all inventory, boxes, wrapping and other packaging material;

(x)	all rights to damages, royalties and profits by reason of the past, present or future infringement or other misuse of any of the intellectual property listed in items (i) to (vii) above;

(pp)	"Proginet Products" means the products of Proginet related to the SecurPass product line;

(qq)
"Proginet Technology" means all computer software (including source code and object code), operating systems, browsers, user interfaces, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, servers, hardware, technical information, engineering data or reports or other technology or related information all of which are developed, licensed or owned by Proginet and are related to the Proginet Products and whether completed or in the course of development, all as related to the Proginet Products;

(rr)	"Sales Taxes" has the meaning attributed to it in Section 2.3;

(ss)	"SEC" has the meaning attributed to it in Section 10.7;

(tt)	"Security Interest" means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security agreement or other encumbrance affecting title to such asset;

(uu)
"Secur-Line Contract Assignment" means the assignment and assumption agreement whereby Proginet conveys the Secur-Line Contracts to Beta America and Beta America assumes certain obligations related to the Secur-Line Contracts;

(vv)
"Secur-Line Contracts" means all contracts, agreements and arrangements related to the SecurForce product line and the SecurAccess product line, by which Proginet, on the one hand, and the customers listed in Schedule 5.4(f), on the other hand, are bound;

(ww)	"Survival Period" means, other than for claims related to Taxes (including Sales Taxes), a period beginning on the Closing Date and ending 12 months after the Closing Date;

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(xx)	"Tax Survival Period" means, for claims related to Taxes (including Sales Taxes) a period beginning on the Closing Date and ending 24 months after the Closing Date;

(yy)
"Taxes" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employment, government pension, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments or similar charges in the nature of a tax, together with any instalments with respect thereto, and any interest, fines and penalties, imposed by any governmental authority (including federal, state, provincial, municipal and foreign governmental authorities), and whether disputed or not.

1.2	Schedules

Appended hereto are the following Schedules:

(a)	Schedule 5.2(a)	-	Beta Canada Intellectual Property

(b)	Schedule 5.3(b)	-	Beta America Consents and Approvals

(c)	Schedule 5.3(d)	-	Beta America Customers and Distributors

(d)	Schedule 5.4(a)	-	Proginet Intellectual Property

(e)	Schedule 5.4(d)	-	Proginet Consents and Approvals

(f)	Schedule 5.4(f)	-	Proginet Customers and Distributors

all of which are incorporated into and form part of this Agreement by this reference as fully as though contained in the body of this Agreement.

1.3	Exhibits

Appended hereto are the following Exhibits:

(a)	Exhibit A	-	Form of License Agreement

(b)	Exhibit B	-	Form of Maintenance and Support Agreement

(c)	Exhibit C	-	Form of Master Distributor Agreement

1.4	Conflicts

Wherever any provision of any Exhibit or Schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail.

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1.5	References

The terms "hereof", "herein", "hereunder", and similar expressions refer to this Agreement, including any Schedules hereto, taken as a whole and not to any particular Article, Section, subsection or other subdivision thereof and include any agreement or instrument which amends, modifies, or is supplementary to this Agreement.  References herein to an Exhibit or Schedule shall mean a reference to the applicable Exhibit or Schedule to this Agreement.  References in any Exhibit or Schedule to the "Agreement" shall mean a reference to this Agreement.  References in any Exhibit or Schedule to another Exhibit or Schedule shall mean a reference to an Exhibit or Schedule to this Agreement.

1.6	Headings

The headings of Articles, Sections and subsections herein and in the Exhibits and Schedules are inserted for convenience of reference only and shall not affect or be considered to affect the construction of the provisions hereof.

1.7	Singular/Plural; Derivatives

In this Agreement words importing the masculine gender include the feminine and neuter genders and vice versa, and words importing the singular include the plural and vice versa.  Where a term is defined herein, a capitalized derivative of such term shall have a corresponding meaning unless the context requires.

1.8	Business Day

Whenever any payment to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

1.9	Beta's Knowledge

Where in this Agreement, or in any certificate or document delivered in connection herewith or to effect any of the transactions contemplated hereby, any statement, representation or warranty is made as to, or as being based on, the awareness, knowledge, information or belief of Beta, such awareness, knowledge, information or belief, as applicable, is limited to the actual knowledge of the following persons based on information obtained by them in the course of performing their duties for Beta and inquires made by them in connection with their roles in implementing the transactions contemplated hereby:

Name	Title

Harald Podzuweit	General Manager
Kamyar Niroumand	President and Chief Executive Officer
Scott Dimond	Director of Systems Engineering

For these purposes, knowledge does not include the knowledge of any other Person.

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1.10	Proginet's Knowledge

Where in this Agreement, or in any certificate or document delivered in connection herewith or to effect any of the transactions contemplated hereby, any statement, representation or warranty is made as to, or as being based on, the awareness, knowledge, information or belief of Proginet, such awareness, knowledge, information or belief, as applicable, is limited to the actual knowledge of the following persons based on information obtained by them in the course of performing their duties for Proginet and inquires made by them in connection with their roles in implementing the transactions contemplated hereby:

Name	Title

Sandy Weil	President and Chief Executive Officer
Arne Johnson	Consultant to Proginet
Kevin Bohan	Chief Information Officer

For these purposes, knowledge does not include the knowledge of any other Person.

ARTICLE 2
ASSET EXCHANGE

2.1	Asset Exchange

Effective as of the Effective Time, each of Beta Canada and Beta America hereby respectively sells, conveys, and assigns the Beta Canada Assets and the Beta America Contracts to Proginet and Proginet hereby purchases and receives such Beta Canada Assets from Beta Canada and such Beta America Contracts from Beta America, all in accordance with and subject to the terms and conditions set forth in this Agreement.  Effective as of the Effective Time, Proginet hereby sells and conveys the Proginet Assets to Beta Canada, except the Proginet Contracts and the Secur-Line Contracts, which are hereby assigned by Proginet to Beta America, and Beta Canada hereby purchases and receives such Proginet Assets from Proginet and Beta America hereby receives the Proginet Contracts and the Secur-Line Contracts, all in accordance with and subject to the terms and conditions set forth in this Agreement.

2.2	Acquisition Consideration

The Parties hereby agree that the deemed value of the Beta Canada Assets and the Beta America Contracts shall collectively be US$800,000.  The Parties further agree that the deemed value of the Proginet Assets and the Proginet Contracts shall collectively be US$800,000.  In addition, the Parties acknowledge and agree that the consideration for transfer of the Secur-Line Contracts from Proginet to Beta America shall be the Royalty Fees payable by Beta America pursuant to the License Agreement.

2.3	Sales Taxes

Proginet shall be liable for and shall pay any and all federal, provincial, state, municipal and other sales taxes, value added taxes, transfer taxes, duties, registration fees or other like charges (collectively, together with any interest, penalties, fees, additions to tax or other additional amounts imposed thereon, the "Sales Taxes") properly payable upon or in connection with the conveyance or transfer of the Beta Canada Assets and the Beta America Contracts.  Proginet shall indemnify Beta Canada and Beta America, as applicable, for any amounts (including penalties and interest) for which Beta Canada and Beta America may become liable as a result of any failure by Proginet to pay any such Sales Taxes.  Beta Canada shall be liable for and shall pay any and all Sales Taxes properly payable upon or in connection with the conveyance or transfer of the Proginet Assets.  Beta Canada shall indemnify Proginet for any amounts (including penalties and interest) for which Proginet may become liable as a result of any failure by Beta Canada to pay any such Sales Taxes.  Beta America shall be liable for and shall pay any and all Sales Taxes properly payable upon or in connection with the conveyance or transfer of the Proginet Contracts and the Secur-Line Contracts.  Beta America shall indemnify Proginet for any amounts (including penalties and interest) for which Proginet may become liable as a result of any failure by Beta America to pay any such Sales Taxes.  The Parties agree to take all commercially reasonable steps to minimize the Sales Taxes that may payable on the transactions contemplated by this Agreement.

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2.4	Trade Accounts Receivable

Each Party will retain all collected payments from end-customers, even if such payments were collected in advance for services, which will be performed after September 30, 2008 by the other Party.  Each Party also retains the right to collect any accounts receivable from customers outstanding immediately prior to the Effective Time.  All other accounts receivable shall transfer with the applicable contracts.

ARTICLE 3
CLOSING

3.1	Place and Time of Closing

Closing shall take place at the Place of Closing on the Closing Date.

3.2	Deliveries at Closing

(a)	Beta Canada Deliveries. At the Closing, Beta Canada shall deliver, or shall cause to be delivered, the following to Proginet:

(i)	the Beta Canada Assets;

(ii)	the Beta Canada Asset Assignment executed by Beta Canada;

(iii)	the Proginet Asset Assignment executed by Beta Canada;

(iv)	any other conveyances required by Section 4.1(a);

(v)
an officer-certified copy of resolutions of the board of directors of Beta Canada which resolutions authorize the execution and delivery of this Agreement and the completion of the transfer of the Beta Canada Assets and the other transactions contemplated by this Agreement;

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(vi)
certificates of status from appropriate authorities, dated as of or within three Business Days of the Closing Date, as to the legal existence of Beta Canada and its qualification to do business in the jurisdiction in which it is organized;

(vii)	the Master Distributor Agreement executed by Beta Systems Software AG;

(viii)	the Maintenance and Support Agreement executed by Beta Canada; and

(ix)	such other documents reasonably requested by Proginet to be delivered by Beta Canada at the Closing.

(b)	Beta America Deliveries. At Closing, Beta America shall deliver, or cause to be delivered, the following to Proginet:

(i)
the Beta America Contracts and all consents set forth on Schedule 5.3(b) (other than those Beta America Contracts for which third-party consents have not been received, to which Section 7.1 shall apply);

(ii)	the Beta America Contract Assignment executed by Beta America;

(iii)	the Proginet Contract Assignment executed by Beta America;

(iv)	the Secur-Line Contract Assignment executed by Beta America;

(v)	any other conveyances required by Section 4.1(a);

(vi)
an officer-certified copy of resolutions of the board of directors of Beta America which resolutions authorize the execution and delivery of this Agreement and the completion of the transfer of the Beta America Contracts and the other transactions contemplated by this Agreement;

(vii)
certificates of status from appropriate authorities, dated as of or within three Business Days of the Closing Date, as to the legal existence of Beta America and its qualification to do business in the jurisdiction in which it is organized;

(viii)	the License Agreement executed by Beta America; and

(ix)	such other documents reasonably requested by Proginet to be delivered by Beta America at the Closing.

(c)	Proginet Deliveries. At the Closing, Proginet shall deliver, or cause to be delivered, the following to Beta Canada:

(i)	the Proginet Assets, except the Proginet Contracts;

(ii)	the Proginet Asset Assignment executed by Proginet;

(iii)	the Beta Canada Asset Assignment executed by Proginet;

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(iv)	any other conveyances required by Section 4.1(b);

(v)
an officer-certified copy of resolutions of the board of directors of Proginet which resolutions authorize the execution and delivery of this Agreement and the completion of the transfer of the Proginet Assets and the other transactions contemplated by this Agreement;

(vi)
a certificate of status from the appropriate authority, dated as of or within three Business Days of the Closing Date, as to the legal existence of Proginet and its qualification to do business in the jurisdiction in which it is organized;

(vii)	the Master Distributor Agreement executed by Proginet;

(viii)	the Maintenance and Support Agreement executed by Proginet;

(ix)	such other documents reasonably requested by Beta to be delivered by Proginet at the Closing.

(d)	Proginet Deliveries to Beta America. At the Closing, Proginet shall deliver, or cause to be delivered, the following to Beta America:

(i)
the Proginet Contracts and the Secur-Line Contracts and all consents set forth on Schedule 5.4(d) (other than those Proginet Contracts and Secur-Line Contracts for which third-party consents have not been received, to which Section 7.1 shall apply);

(ii)	the Proginet Contract Assignment executed by Proginet;

(iii)	the Secur-Line Contract Assignment executed by Proginet;

(iv)	the Beta America Contract Assignment executed by Proginet;

(v)	any other conveyances required by Section 4.1(b);

(vi)	the License Agreement executed by Proginet; and

(vii)	such other documents reasonably requested by Beta to be delivered by Proginet at the Closing.

3.3	Contract Lists

The Parties agree that, within 30 days of the Closing Date, Proginet shall deliver to Beta North America a list of all the Proginet Contracts and Secur-Line Contracts and Beta America shall deliver to Proginet a list of all the Beta America Contracts.

3.4	Physical Deliveries

The Parties agree that the physical delivery of the tangible portions of the Beta Canada Assets, the Beta America Contracts, the Proginet Assets, the Proginet Contracts and the Secur-Line Contracts to the applicable Party shall occur within 30 days of the Closing Date.

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ARTICLE 4
CONVEYANCES

4.1	Conveyances

(a)
Prior to or at Closing, each of Beta Canada and Beta America shall prepare and deliver (or cause to be prepared and delivered) to Proginet (i) the Beta Canada Asset Assignment, (ii) the Beta America Contract Assignment and (iii) all such other deeds, assignments, transfers, conveyances, novations, notices and other documents and assurances (including conveyances of registered Beta Canada Intellectual Property) as may be reasonably necessary to convey the Beta Canada Assets and the Beta America Contracts to Proginet.  Any such Closing documents and assurances shall be in such form and shall be of such content as to be reasonably satisfactory to Proginet.  After Closing, each of Beta Canada and Beta America shall cooperate with Proginet to secure execution of such documents and assurances by the parties thereto other than Proginet.

(b)
Prior to or at Closing, Proginet shall prepare and deliver (or cause to be prepared or delivered) to Beta Canada or Beta America, as applicable, (i) the Proginet Asset Assignment, (ii) the Proginet Contract Assignment, (iii) the Secur-Line Contract Assignment and (iv) all such deeds, assignments, transfers, conveyances, novations, notices and other documents and assurances (including conveyances of registered Proginet Intellectual Property) as may be reasonably necessary to convey the Proginet Assets to Beta Canada or Beta America, as the case may be.  Any such closing documents and assurances shall be in such form and shall be of such content as to be reasonably satisfactory to Beta Canada.  After Closing, Proginet shall cooperate with Beta Canada to secure execution of such documents and assurances by parties thereto other than Beta Canada.

(c)
All such documents and assurances executed and delivered pursuant to this Agreement are subordinate to the provisions of this Agreement and the provisions of this Agreement shall govern and prevail in the event of any conflict between the provisions of this Agreement and any such document or assurance.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARTIES

5.1	Each Party's Representations and Warranties

Each Party hereby represents and warrants to each other Party as of the Closing Date, that:

(a)	such Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b)	such Party has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement;

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(c)	all necessary corporate action has been taken by such Party to authorize the execution and delivery by it of this Agreement and all other agreements and instruments contemplated by this Agreement;

(d)
the execution and delivery of this Agreement and the consummation of the transactions contemplated herein by such Party will not violate nor be in conflict with any provision of (i) any judgment, decree, order, statute, rule or regulation (including export regulations) applicable to it or (ii) its governing documents;

(e)
this Agreement has been duly executed and delivered by such Party and all documents required hereunder to be executed and delivered by it will constitute legal, valid and binding obligations of it enforceable in accordance with their respective terms, subject to equitable remedies of the courts and bankruptcy and insolvency laws; and

(f)
such Party has not incurred any obligation or liability contingent or otherwise for brokers' or finders' fees in respect of this transaction for which any other Party shall have any obligation or liability;

5.2	Beta Canada's Representations and Warranties

Beta Canada represents and warrants to Proginet that:

(a)	Intellectual Property.

(i)
Schedule 5.2(a) lists all the registrations and applications for registration of the Beta Canada Intellectual Property and all unregistered trade-marks. Except as disclosed in Schedule 5.2(a) all the registrations and applications for registration of the Beta Canada Intellectual Property are valid and subsisting in good standing and are recorded in the name of Beta Canada.

(ii)
Except as disclosed in Schedule 5.2(a), Beta Canada is owner of the Beta Canada Intellectual Property and the Beta Canada Technology and is entitled to uninterrupted use of the Beta Canada Intellectual Property and the Beta Canada Technology without payment of any royalty or other fees. No shareholder, officer, director or employee of Beta Canada or any third party has any right, title or interest in any of the Beta Canada Intellectual Property. Beta Canada has exercised good judgment in order to protect its legal rights to the exclusive use of the Beta Canada Intellectual Property.

(iii)	There is no current litigation relating to the Beta Canada Intellectual Property.

(iv)
Except as disclosed in Schedule 5.2(a), all employees of Beta Canada who have had access to confidential Beta Canada Intellectual Property and Beta Canada Technology have agreed to maintain the confidentiality of confidential Beta Canada Intellectual Property and the Beta Canada Technology.  Beta Canada has taken reasonable steps, consistent with its practices and policies, to protect its rights in confidential information and trade secrets owned by Beta Canada..

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(v)
All of Beta Canada's permissions and licenses to use the industrial or intellectual property of other Persons related to the Beta Products are disclosed in Schedule 5.2(a). Beta Canada has not permitted or licensed any Person to use any of the Beta Canada Intellectual Property except as disclosed in Schedule 5.2(a).  All licenses referred to in Schedule 5.2(a) are in full force and effect and neither the Beta Canada and its Affiliates nor, to the best knowledge of Beta Canada, the other parties thereto, are in default of their obligations.

(vi)	No Person has challenged (i) the validity of any registrations of the Beta Canada Intellectual Property or (ii) Beta Canada's rights to any of the Beta Canada Intellectual Property.

(vii)	Beta Canada is not aware, after reasonable due inquiry, of any infringement of Beta Canada's rights to the Beta Canada Intellectual Property, except as set out in Schedule 5.2(a).

(viii)	Except as disclosed in Schedule 5.2(a), Beta Canada has the right:

(A)	to use, sell, license, modify, copy, distribute and dispose of the Beta Canada Intellectual Property and Beta Canada Technology;

(B)	to bring actions for infringement or other misuse of the Beta Canada Intellectual Property; and

(C)	to assign the Beta Canada Intellectual Property and Beta Canada Technology to Proginet, subject to obtaining all consents and approvals listed in Schedule 5.2(a).

(ix)
Except as disclosed in Schedule 5.2(a), all employees of Beta Canada involved in the development of the Beta Canada Intellectual Property and Beta Canada Technology related to the Beta Products have entered into nondisclosure agreements pursuant to which they have agreed to maintain the confidentiality of Beta Canada Intellectual Property and Beta Canada Technology and have assigned all rights they may have in the Beta Canada Intellectual Property and Beta Canada Technology to Beta Canada, and have waived any moral rights they may have for the benefit of Beta Canada and anyone claiming through Beta Canada, and except for the licenses referred to in Schedule 5.2(a), no shareholder, officer, partner, director or employee of Beta Canada or any third party has any right, title or interest in any of the Beta Canada Intellectual Property and Beta Canada Technology.

(x)
Except as disclosed in Schedule 5.2(a), the Beta Canada Technology neither contains nor embodies nor uses nor requires any third party industrial or intellectual property or confidential or other proprietary rights, including software development tools and utilities, and the Beta Canada Technology contains all software necessary for the continued operation, maintenance and development of the Beta Canada Technology.

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(xi)
Neither the manufacture, marketing, distribution, license, sale, modification, copying or use of any products currently manufactured, marketed, distributed, modified, copied, licensed sold or used by Beta Canada including the Beta Canada Technology, nor the Beta Canada Assets, the Beta Canada Intellectual Property nor the conduct of the Beta Products:

(A)	violates any license or agreement of Beta Canada with any Person; or

(B)
after reasonable due inquiry, has infringed or currently infringes upon the industrial, intellectual property trade secret or proprietary rights of any Person, whether pursuant to common law or statutory law, including rights relating to defamation, rights of confidentiality, privacy or publicity and contractual rights; or except for the licenses referred to in Schedule 5.2(a), requires the payment of any royalty, honoraria, fees or other payments to any other Person.

(xii)
All source code for the computer software comprising part of the Beta Canada Technology is sufficiently documented to enable the maintenance and support of the Beta Canada Technology in the same manner as conducted immediately prior to the Effective Time.

(b)
Title to Assets.  Beta Canada has good and marketable title to all the Beta Canada Assets, free and clear of any and all Security Interests, except for Permitted Security Interests.  Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from Beta Canada of any of the Beta Canada Assets out of the ordinary course of business.

(c)
Litigation.  There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or, to the knowledge of Beta, threatened by or against Beta Canada related to the Beta Products or the transactions contemplated by this Agreement.

(d)	Payment of Taxes. There are no unpaid Taxes or assessments which are or could result in a lien or charge on the Beta Canada Assets.

5.3	Beta America's Representations and Warranties

(a)
Contracts.  Beta America has not received any notice of default and Beta America is not in default, under any Beta America Contract which default would have a material adverse effect upon the condition of the Beta Products and there has not occurred any event which, with a lapse of time or giving of notice, or both, would constitute such a default.  Each Beta America Contract is in full force and effect, unamended by written or oral agreement, and Beta America is entitled to the full benefit and advantage of each Beta America Contract in accordance with the terms of each such Beta America Contract.

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(b)
Consents and Approvals.  All the consents and approvals required to assign the Beta America Contracts are listed in Schedule 5.3(b).  Except for such consents and approvals, no consent or approval of any Person is required in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

(c)
Litigation.  There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or threatened by or against Beta America related to the Beta Products or the transactions contemplated by this Agreement.

(d)
Customers and Distributors.  Schedule 5.3(d) lists the customers and the distributors of the Beta Products.  Beta America has no knowledge of, nor has it received notice of, any intention on the part of any such customer or distributor to cease doing business with Beta or to modify or change in any material manner any existing arrangement with Beta America related to the Beta Products for the purchase or distribution of any products or services.

5.4	Proginet's Representations and Warranties

Proginet represents and warrants to each of Beta Canada and Beta America that:

(a)	Intellectual Property.

(i)
Schedule 5.4(a) lists all the registrations and applications for registration of the Proginet Intellectual Property and all unregistered trade-marks. Except as disclosed in Schedule 5.4(a) all the registrations and applications for registration of the Proginet Intellectual Property are valid and subsisting in good standing and are recorded in the name of Proginet.  No application for registration of any of the Proginet Intellectual Property has been rejected.

(ii)
Except as disclosed in Schedule 5.4(a), Proginet is owner of the Proginet Intellectual Property and the Proginet Technology and is entitled to uninterrupted use of the Proginet Intellectual Property and Proginet Technology without payment of any royalty or other fees. No shareholder, officer, director or employee of Proginet or any third party has any right, title or interest in any of the Proginet Intellectual Property. Proginet has exercised good judgment in order to protect its legal rights to the exclusive use of the Proginet Intellectual Property.

(iii)	There is no current litigation relating to the Proginet Intellectual Property.

(iv)
Except as disclosed in Schedule 5.4(a), all employees of Proginet who have had access to confidential Proginet Intellectual Property and Proginet Technology have agreed to maintain the confidentiality of confidential Proginet Intellectual Property and the Proginet Technology.  Proginet has taken reasonable steps, consistent with its practices and policies, to protect its rights in confidential information and trade secrets owned by Proginet.

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(v)
All of Proginet's permissions and licenses to use the industrial or intellectual property of other Persons related to the Proginet Products are disclosed in Schedule 5.4(a).  Proginet has not permitted or licensed any Person to use any of the Proginet Intellectual Property except as disclosed in Schedule 5.4(a).  All licenses referred to in Schedule 5.4(a) are in full force and effect and neither Proginet and its Affiliates nor, to the best knowledge of Proginet, the other parties thereto, are in default of their respective obligations.

(vi)	No Person has challenged (i) the validity of any registrations of the Proginet Intellectual Property or (ii) Proginet's rights to any of the Proginet Intellectual Property.

(vii)	Proginet is not aware, after reasonable due inquiry, of any infringement of Proginet's rights to the Proginet Intellectual Property, except as set out in Schedule 5.4(a).

(viii)	Except as disclosed in Schedule 5.4(a), Proginet has the right:

(A)	to use, sell, license, modify, copy, distribute and dispose of the Proginet Intellectual Property and Proginet Technology;

(B)	bring actions for infringement or other misuse of the Proginet Intellectual Property; and

(C)	to assign the Proginet Intellectual Property and Proginet Technology to Beta Canada, subject to obtaining all consents and approvals listed in Schedule 5.4(a).

(ix)
Except as disclosed in Schedule 5.4(a), all employees of Proginet involved in the development of the Proginet Intellectual Property and Proginet Technology related to the Proginet Products have entered into nondisclosure agreements pursuant to which they have agreed to maintain the confidentiality of Proginet Intellectual Property and Proginet Technology and have assigned all rights they may have in the Proginet Intellectual Property and Proginet Technology to Proginet, and have waived any moral rights they may have for the benefit of Proginet and anyone claiming through Proginet, and except for the licenses referred to in Schedule 5.4(a), no shareholder, officer, partner, director or employee of Proginet or any third party has any right, title or interest in any of the Proginet Intellectual Property and Proginet Technology.

(x)
Except as disclosed in Schedule 5.4(a), the Proginet Technology neither contains nor embodies nor uses nor requires any third party industrial or intellectual property or confidential or other proprietary rights, including software development tools and utilities, and the Proginet Technology contains all software necessary for the continued operation, maintenance and development of the Proginet Technology.

[***] Confidential Treatment Requested
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(xi)
Neither the manufacture, marketing, distribution, license, sale, modification, copying or use of any products currently manufactured, marketed, distributed, modified, copied, licensed sold or used by Proginet including the Proginet Technology, nor the Proginet Assets, the Proginet Intellectual Property nor the conduct of the Proginet Products:

(A)	violates any license or agreement of Proginet with any Person; or

(B)
after reasonable due inquiry, has infringed or currently infringes upon the industrial, intellectual property trade secret or proprietary rights of any Person, whether pursuant to common law or statutory law, including rights relating to defamation, rights of confidentiality, privacy or publicity and contractual rights; or, except for the licenses referred to in Schedule 5.4(a), requires the payment of any royalty, honoraria, fees or other payments to any other Person.

(xii)
All source code for the computer software comprising part of the Proginet Technology is sufficiently documented to enable the maintenance and support of the Proginet Technology in the same manner as conducted immediately prior to the Effective Time.

(b)
Title to Assets.  Proginet has good and marketable title to all the Proginet Assets, free and clear of any and all Security Interests, except for Permitted Security Interests.  Other than this Agreement, there is no agreement, option or other right or privilege outstanding in favour of any Person for the purchase from Proginet of any of the Proginet Assets out of the ordinary course of business.

(c)
Contracts.  Proginet has not received any notice of default and Proginet is not in default under any Proginet Contract or Secur-Line Contract which default would have a material adverse effect upon the condition of the Proginet Products and there has not occurred any event which, with a lapse of time or giving of notice, or both, would constitute such a default.  Each Proginet Contract and Secur-Line Contract is in full force and effect, unamended by written or oral agreement, and Proginet is entitled to the full benefit and advantage of each Proginet Contract and Secur-Line Contract in accordance with the terms of each such Proginet Contract or Secur-Line Contract.

(d)
Consents and Approvals.  All the consents and approvals required to assign the Proginet Contracts and Secur-Line Contracts are listed in Schedule 5.4(d).  Except for the Proginet Consents and Approvals, no consent or approval of any Person is required in connection with the execution and delivery of this Agreement and the completion of the transactions contemplated by this Agreement.

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(e)
Litigation.  There is no action, suit, proceeding, claim, application, complaint or investigation in any court or before any arbitrator or before or by any regulatory body or governmental or non-governmental body pending or, to the knowledge of Proginet, threatened by or against Proginet related to the Proginet Products or the transactions contemplated by this Agreement.

(f)
Customers and Distributors.  Schedule 5.4(f) lists the customers and the distributors of the Proginet Products.  Proginet has no knowledge of, nor has it received notice of, any intention on the part of any such customer or distributor to cease doing business with Proginet or to modify or change in any material manner any existing arrangement with Proginet related to the Proginet Products for the purchase or distribution of any products or services.

(g)	Payment of Taxes. There are no unpaid Taxes or assessments which are or could result in a lien or charge on the Proginet Assets.

5.5	Survival of Representations and Warranties

Each Party acknowledges that each other Party may rely on the representations and warranties made by such Party pursuant to Sections 5.1, 5.2, 5.3 or 5.4, as the case may be.  The representations and warranties in Sections 5.1, 5.2, 5.3 or 5.4 shall be true on the Closing Date, and such representations and warranties shall survive the Closing Date for the Survival Period or the Tax Survival Period, as applicable, for the benefit of the Party for which such representations and warranties were made.

5.6	No Additional Representations or Warranties by any Party

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING ANY MATTER, INCLUDING FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, INFORMATIONAL CONTENT, SYSTEMS, INTEGRATION, NON-INFRINGEMENT, INTERFERENCE WITH ENJOYMENT, OR RESULTS TO BE DERIVED FROM THE USE OF ANY SERVICE, SOFTWARE, HARDWARE, DELIVERABLES, WORK PRODUCT OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, ALL CONVEYANCES ARE MADE ON AN “AS IS” BASIS.

ARTICLE 6
LIABILITIES AND INDEMNITIES

6.1	Responsibility of Beta Canada

Subject to the limitations set forth herein, Beta Canada:

(a)	shall be liable to Proginet and its Additional Indemnitees for all Indemnifiable Losses which any one or more of them may suffer, sustain, pay or incur; and

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(b)
shall indemnify and save harmless Proginet and its Additional Indemnitees from and against all Indemnifiable Losses which may be brought against or suffered by any one or more of them or which any one or more of them may sustain, pay or incur;

as a direct result of any act, omission, circumstance or other matter arising out of, resulting from, attributable to or connected with any Agreement Default made by Beta Canada herein.

6.2	Responsibility of Beta America

Subject to the limitations set forth herein, Beta America:

(a)	shall be liable to Proginet and its Additional Indemnitees for all Indemnifiable Losses which any one or more of them may suffer, sustain, pay or incur; and

(b)
shall indemnify and save harmless Proginet and its Additional Indemnitees from and against all Indemnifiable Losses which may be brought against or suffered by any one or more of them or which any one or more of them may sustain, pay or incur;

as a direct result of any act, omission, circumstance or other matter arising out of, resulting from, attributable to or connected with any Agreement Default made by Beta America herein.

6.3	Responsibility of Proginet

Subject to the limitations set forth herein, Proginet:

(a)	shall be liable to each of Beta Canada and Beta America and its Additional Indemnitees for all Indemnifiable Losses which any one or more of them may suffer, sustain, pay or incur; and

(b)
shall indemnify and save harmless each of Beta Canada and Beta America and its Additional Indemnitees from and against all Indemnifiable Losses which may be brought against or suffered by any one or more of them or which any one or more of them may sustain, pay or incur;

as a direct result of any act, omission, circumstance or other matter arising out of, resulting from, attributable to or connected with any Agreement Default made by Proginet herein.

6.4	Limit on Responsibility

Each Party's obligations and liability under this Agreement shall be subject to the following limitations:

(a)
no Party shall have any liability in connection with any Indemnifiable Losses until the aggregate of such claims exceeds US$[***] and upon the aggregate of such Indemnifiable Losses exceeding US$[***], the indemnifying Party shall be required to indemnify in respect of the amount of all such Indemnifiable Losses.

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(b)
No Party shall have liability in connection with Indemnifiable Losses unless the affected Party shall, prior to the expiry of the Survival Period or the Tax Survival Period, as applicable, have provided the other Party with a Notice of Claim.

6.5	Insurance

Notwithstanding anything herein to the contrary, the indemnities provided in Sections 6.1, 6.2 and 6.3 and shall not apply to the extent that claims for Indemnifiable Losses are reimbursed to the Person to be indemnified by insurance.

6.6	Sole Right and Remedy

This Article 6 sets forth the sole rights and remedies of each Party and its Additional Indemnitees in connection with (i) the transactions contemplated herein, and (ii) any act, omission, circumstance or other matter arising out of, resulting from, attributable to or connected with any Agreement Default made by the other Party, and such first mentioned Party and its Additional Indemnitees shall have no further right or remedy (whether legal, equitable, fiduciary or in tort) whatsoever, against the other Party, or its Affiliates or their respective directors, officers, servants, agents, advisors or employees.

6.7	Procedure - Indemnities

If either Party (the "Indemnified Party") shall receive notice of an action asserting a liability for which it is indemnified under this Article 6, it shall promptly notify the Party against whom indemnity is sought (the "Indemnifying Party").  The failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations to provide indemnification hereunder, except to the extent its defense of the action is materially prejudiced thereby.  The Indemnifying Party may participate in the defense of such action and may assume the defense with counsel satisfactory to the Indemnified Party if the Indemnifying Party shall have confirmed in writing its obligation to provide indemnification for the liability asserted in such action.  If the Indemnified Party shall reasonably conclude that its interests in such action are materially different from those of the Indemnifying Party or that it may have defenses that are different from or in addition to those available to the Indemnifying Party, the Indemnified Party, at its own expense, may use separate counsel to assert such defenses and otherwise participate in the defense of such action.  If the Indemnifying Party shall assume the defense with counsel satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable for any legal expenses (other than investigation expenses) subsequently incurred by the Indemnified Party, unless the Indemnified Party shall have employed separate counsel in accordance with the preceding sentence.

6.8	No Limitation

Closing of the transactions contemplated herein shall not in any way whatsoever limit, impact or derogate from the indemnities provided for herein.

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ARTICLE 7
POST-CLOSING OBLIGATIONS

7.1	Post-Closing

(a)
Notwithstanding anything to the contrary contained in this Agreement, to the extent the sale, assignment, transfer or conveyance to Proginet of Beta America’s right, title and interest in and to the Beta America Contracts would result in a breach of said Beta America Contracts or would require any third-party consents which shall not have been obtained prior to the sixtieth (60th) day following the Closing Date (after Beta America’s commercially reasonable efforts to obtain them), this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof.  If consents are not obtained from third-parties prior to such time, Beta America shall use commercially reasonable efforts to cooperate with Proginet in obtaining any commercially reasonable and lawful arrangements designed to provide to Proginet the full benefits of use of the respective Beta America Contracts and, provided that Proginet receives such benefit of use thereof, Proginet shall satisfy all contractual obligations, if any, corresponding thereto.  Once such third-party consents are obtained, Beta America shall promptly assign, transfer, convey and deliver such Beta America Contracts to Proginet for no additional consideration.  To the extent that any such Beta America Contracts cannot be transferred or the full benefits of use of any such Beta America Contracts cannot be provided to Proginet following the Closing Date, then (i) Proginet and Beta America shall enter into such arrangements for no additional consideration from Proginet (including sublicensing, subleasing or subcontracting to the extent permitted) to provide Proginet the economic (taking into account tax costs and benefits) and operational equivalent of obtaining such consents or (ii) for customers based in Europe, the Parties may mutually agree in writing to have such agreements governed by the Master Distributor Agreement. In such event, any such retained Beta America Contracts shall no longer be considered assigned pursuant to this Agreement.

(b)
Notwithstanding anything to the contrary contained in this Agreement, to the extent the sale, assignment, transfer or conveyance to Beta America of Proginet’s right, title and interest in and to the Proginet Contracts or the Secur-Line Contracts would result in a breach of said Proginet Contracts or Secur-Line Contracts or would require any third-party consents which shall not have been obtained prior to the sixtieth (60th) day following the Closing Date (after Proginet’s commercially reasonable efforts to obtain them), this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof.  If consents are not obtained from third-parties prior to such time, Proginet shall use commercially reasonable efforts to cooperate with Beta America in obtaining any commercially reasonable and lawful arrangements designed to provide to Beta America the full benefits of use of the respective Proginet Contracts or Secur-Line Contracts and, provided that Beta America receives such benefit of use thereof, Beta America shall satisfy all contractual obligations, if any, corresponding thereto.  Once such third-party consents are obtained, Proginet shall promptly assign, transfer, convey and deliver such Proginet Contracts or Secur-Line Contracts to Beta America for no additional consideration.  To the extent that any such Proginet Contracts or Secur-Line Contracts cannot be transferred or the full benefits of use of any such Proginet Contracts or Secur-Line Contracts cannot be provided to Beta America following the Closing Date, then Beta America and Proginet shall enter into such arrangements for no additional consideration from Beta America (including sublicensing, subleasing or subcontracting to the extent permitted) to provide Beta America the economic (taking into account tax costs and benefits) and operational equivalent of obtaining such consents.

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(c)
Each Party will use commercially reasonable efforts to obtain consents from third-parties where such are required in accordance with the terms of the Beta America Contracts, the Proginet Contracts or the Secur-Line Contracts.

(d)
Upon the direction of Beta America, in lieu of assigning any Proginet Contract or Secur-Line Contract to Beta America pursuant to Section 2.1, Proginet shall assign, unless otherwise prohibited by Applicable Law, such Proginet Contract or Secur-Line Contract to one or more Affiliates of Beta America; provided, however, that Beta America shall remain subject to the terms and conditions set forth in this Agreement, including indemnification for any Agreement Default in respect of any such assignment.

7.2	Further Assurances

At Closing and thereafter, as may be necessary or desirable and without further consideration, the Parties hereto shall execute, acknowledge and deliver such other instruments and shall take such other action as may be reasonably necessary to carry out their respective obligations under this Agreement.

7.3	Transition Services

(a)
For up to 90 days following the Closing, Beta shall provide to Proginet in connection with the transfer of the Beta Canada Assets and Beta America Contracts such reasonable transition assistance services as shall be reasonably requested by Proginet.  Any out-of-pocket expenses incurred by Beta in connection with the foregoing transition assistance shall be promptly reimbursed to Beta by Proginet upon presentation of supporting documentation.

(b)
For up to 90 days following the Closing, Proginet shall provide to Beta in connection with the transfer of the Proginet Assets, Proginet Contracts and Secur-Line Contracts such reasonable transition assistance services as shall be reasonably requested by Beta.  Any out-of-pocket expenses incurred by Proginet in connection with the foregoing transition assistance shall be promptly reimbursed to Proginet by Beta upon presentation of supporting documentation.

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ARTICLE 8
GOVERNING LAW AND DISPUTE RESOLUTION

8.1	Governing Law

This Agreement will be governed by the laws of the United States and the Commonwealth of Virginia, without giving effect to principles of conflicts of law thereof; provided, however, that the Parties agree that the Uniform Computer Information Transactions Act (UCITA) as adopted by the Commonwealth of Virginia or as otherwise applicable shall not apply to this Agreement or any of the transactions contemplated hereby.  In addition, this Agreement shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

8.2	Dispute Resolution

(a)
The Parties will make good faith efforts to first resolve internally any dispute under this Agreement by escalating it to higher levels of management.  A request for arbitration under Section 8.2(b) may not be filed until 30 days have elapsed from the initiation of such good faith efforts.

(b)
Any dispute, controversy, or claim arising out of, relating to, involving, or having any connection with this Agreement or any of the transactions contemplated hereby, including any question regarding the validity, interpretation, scope, performance, or enforceability of this dispute resolution provision, shall be exclusively and finally settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) and the AAA Optional Procedures for Large, Complex Commercial Disputes.  Any arbitration will be conducted on an individual, rather than a class-wide, basis.

(c)	The arbitration will be conducted in Herndon, Virginia unless the Parties agree on another location.

(d)
The arbitration will be conducted by three arbitrators.  Each Party will appoint an arbitrator, obtain its appointee’s acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other Party within 15 days after the due date of the respondent’s answering statement.  The two Party-appointed arbitrators will jointly agree upon and appoint a third arbitrator who will serve as the chairperson of the arbitral panel.  The Party-appointed arbitrators will obtain the chairperson’s acceptance of such appointment and notify the Parties in writing of said appointment and acceptance within 30 days after their appointment and acceptance as Party-appointed arbitrators.  If the two Party-appointed arbitrators are unable to agree upon the selection and appointment of the chairperson within that time frame, they will so notify the Parties in writing.  Upon such notice, one or both of the Parties may request in writing that the chairperson be appointed by AAA in accordance with the AAA Rules.  The AAA will notify the Parties in writing of the appointment and acceptance of the chairperson within 21 days after receiving such request.

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(e)
The Parties will be entitled to engage in reasonable discovery, including requests for production of relevant non-privileged documents.  Depositions and interrogatories may be ordered by the arbitral panel upon a showing of need.  It is the Parties’ intent that the discovery proceedings be conducted in a cost-effective manner.

(f)
All decisions, rulings, and awards of the arbitral panel will be made pursuant to majority vote of the three arbitrators.  The award will be in accordance with the applicable law, will be in writing, and will state the reasons upon which it is based.  The arbitrators will have no power to modify or abridge the terms of this Agreement.  The award of the arbitrators will be final, and judgment on the award may be entered by any court having jurisdiction to do so.

(g)	Costs incurred in the arbitration proceeding, including attorneys’ fees and expenses, will be borne in the manner determined by the arbitral panel.

(h)
Nothing in this Agreement will prevent the Parties, prior to the formation of the arbitral panel, from applying to a court of competent jurisdiction for provisional or interim measures or injunctive relief as may be necessary to safeguard the property or rights that are the subject matter of the arbitration.  Once the arbitral panel is in place, it will have exclusive jurisdiction to hear applications for such relief, except that any interim measures or injunctive relief ordered by the arbitral panel may be immediately and specifically enforced by a court of competent jurisdiction.

(i)
This Section 8.2 will not apply to any claim arising from any patent or registered trademark.  Such claims will not be subject to arbitration and instead will be subject to judicial resolution.  In addition, any issue regarding the enforceability of the prohibition against class-wide arbitration will be decided by a court of competent jurisdiction and not by an arbitrator.

(j)
Unless otherwise agreed by the Parties or required by law, the Parties, the arbitrators, and AAA will maintain the confidentiality of all documents, communications, proceedings, and awards provided, produced or exchanged pursuant to an arbitration conducted under this Section 8.2.

8.3	Consent to Jurisdiction; Waiver of Jury Trial

Subject to Section 8.2, each Party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia, or any court of the Commonwealth of Virginia in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby, and agrees that any such action or proceeding will be brought only in such courts; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and will not be deemed to be a general submission to the jurisdiction of such courts other than for such purpose.  Subject to Section 8.2, each Party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding brought in such courts and any claim that any such action or proceeding brought in such courts has been brought in an inconvenient forum.  Subject to Section 8.2, nothing contained herein will preclude a Party against which an action or proceeding is brought as aforesaid in any court of the Commonwealth of Virginia from seeking to remove such action or proceeding, pursuant to applicable Federal law, to the United States District Court for the Eastern District of Virginia.  Subject to Section 8.2, nothing contained herein will preclude a Party from enforcing an order in the courts of another jurisdiction.  Each Party waives any right to a jury trial in any action or proceeding arising out of or related to this Agreement.

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ARTICLE 9
NOTICES

9.1	Addresses for Service

All notices and other communications given in connection with this Agreement shall be in writing and may be given by delivering them or by sending them by facsimile or mail to the Parties at the following addresses:

Beta America:	Beta Systems Software of North America Inc.
2201 Cooperative Way, 3rd Floor
Herndon, VA 20171
Attention: President
Fax: (703) 889-1241

Beta Canada:	Beta Systems Software of Canada Ltd.
736 8th Avenue SW, Suite 600
Calgary, AB, Canada
Attention: President
Fax: (403) 266-6767

Proginet:	Proginet Corporation
200 Garden City Plaza
Garden City, NY, USA 11530
Attention: President
Fax: (516) 535-3601

9.2	Service of Notice

Any notice shall:

(a)	if delivered, be deemed to have been given or made at the time of delivery; or

(b)	if sent by facsimile, be deemed to have been given or made on the Business Day following the day on which it was sent; or

(c)
if sent by mail, by mailing the same prepaid post in a properly addressed envelope to the Party at its address for service hereunder, be deemed to have been given or made on the fifth (5th) Business Day following the date on which it was mailed.

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9.3	Change of Address for Service

Either of the Parties may from time to time change its address for service herein by giving written notice to the other Party in accordance with this Agreement.

ARTICLE 10
MISCELLANEOUS

10.1	Supersedes Previous Agreements; Amendment

This Agreement shall supersede and replace any and all prior agreements, correspondence and documentation between the Parties relating to the transactions contemplated hereby and may be amended only by written instrument signed by all Parties.

10.2	Entire Agreement

This Agreement comprises the entire agreement between the Parties relating to the transactions contemplated hereby.  There is no representation, warranty or collateral agreement relating to the asset exchange, except as described herein, and there are no implied terms hereunder, statutory or otherwise.

10.3	Assignment

Except as provided in the following sentence, no Party may assign this Agreement or any part hereof or any benefit or interest herein without the prior written consent of each other Party.  Upon 10 business days’ notice to the other Parties (or, such shorter period as may be practicable if confidentiality or other concerns prevent the giving of such advance notice), a Party may assign this Agreement (and the rights and obligations hereunder) to (i) any Affiliate of such Party that expressly assumes the assigning Party’s obligations and responsibilities under this Agreement (provided that the assigning Party shall remain fully liable for, and not be relieved from, the full performance of all obligations under this Agreement), (ii) any third party that acquires all or substantially all of the assigning Party’s assets, or (iii) or the assigning Party’s successor by way of merger or acquisition.  Any attempted assignment that does not comply with the terms of this Section 10.3 shall be null and void.  A transaction that does not cause this Agreement, or its rights or obligations, to be transferred to a different entity shall not be deemed an assignment.

10.4	Time of the Essence

Time shall in all respects be of the essence in this Agreement.

10.5	Enurement

This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective successors, receivers, receiver-managers, trustees and permitted assigns.

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10.6	Counterpart Execution

This Agreement may be executed in counterparts and all executed and delivered counterparts together shall constitute a fully executed agreement.

10.7	Public Securities Filings

The Parties acknowledge that this Agreement, or portions thereof, and schedules thereto, and descriptions of any of the foregoing, may be required under applicable law to be disclosed in required public disclosure documents, or exhibits thereto, of Proginet filed with the United States Securities and Exchange Commission (the “SEC”) or any securities exchange on which its securities are listed for trading.  Prior to such disclosure, and subject to the next sentence, Proginet will inform Beta and will use commercially reasonable efforts to seek approval from the SEC or other applicable regulatory authority for the confidential treatment of certain confidential information identified by the Parties.  Prior to such disclosure, Proginet shall request redaction of such portions of the Agreement or disclosure that Beta reasonably requests to be redacted, unless, in Proginet’s judgment based on the advice of counsel, Proginet concludes that such redaction request is inconsistent with Proginet’s obligations under applicable law.

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REDACTED COPY

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date set forth upon each signature block below.

BETA SYSTEMS SOFTWARE OF CANADA LTD.

Per:
Name:  Kamyar Niroumand
Title:    Member of Board of Directors
Date:    October 31, 2008

Per:
Name:  Harald Podzuweit
Title:    Member of Board of Directors
Date:    October 31, 2008

PROGINET CORPORATION Per: Name: Sandy Weil Title: President & CEO Date: October 31, 2008
BETA SYSTEMS SOFTWARE OF NORTH AMERICA INC.

Per:
Name:  Kamyar Niroumand
Title:    Member of Board of Directors
Date:    October 31, 2008

Per:
Name:  Harald Podzuweit
Title:    Member of Board of Directors
Date:    October 31, 2008

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DISCLOSURE SCHEDULES TO

ASSET EXCHANGE AGREEMENT

by and between

BETA SYSTEMS SOFTWARE OF NORTH AMERICA, INC.,

BETA SYSTEMS SOFTWARE OF CANADA LTD.,

and

PROGINET CORPORATION

Dated effective as of October 1, 2008

The attached constitutes the Schedules referred to in the Asset Exchange Agreement, dated effective as of October 1, 2008 (the “Agreement”) by and between Beta Systems Software of North America, Inc., a Delaware corporation (“Beta America”) and Beta Systems Software of Canada LTD, a body corporate (“Beta Canada”), and Proginet Corporation, a Delaware corporation (“Proginet”).  Capitalized terms used in these Schedules without definition have the respective meanings assigned to them in the Agreement.  All references to section numbers contained in these Schedules refer to sections of the Agreement, unless the context otherwise requires.

These Schedules are incorporated into the Agreement and are hereby made a part of the Agreement as if set out in full in the Agreement.  For purposes of the representations and warranties of any Party contained in the Agreement, disclosure in any of the Schedules delivered by such Party of any facts or circumstances shall be deemed to be adequate disclosure of such facts or circumstances with respect to all other representations or warranties made by the Party, whether or not such disclosure specifically identifies or purports to respond to (whether by specific cross-reference or otherwise) one or more of such other representations and warranties, if a reasonable person would be reasonably likely to conclude that a matter disclosed on any Schedule is responsive to the subject matter of other representations and warranties.  Matters reflected in the Schedules are not necessarily limited to matters required by the Agreement to be reflected in the Schedules.  To the extent any matter reflected in the Schedules is not required by the Agreement to be reflected herein, such disclosure shall not be deemed to enlarge or enhance any of the representations or warranties of the party providing the Schedule pursuant to the Agreement, or otherwise alter in any way the terms of the Agreement.  The inclusion of any information in any of the Schedules or other documents delivered by the Parties pursuant to the Agreement shall not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

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Schedule 5.2(a)

Beta Canada Intellectual Property

5.2(a)(i) - Registrations and Applications for Registration

“Harbor” is only trademark for Beta Canada IP.  Trademark form from USPTO website as follows:

Typed Drawing

Word Mark	HARBOR
Goods and Services
IC 009. US 038. G & S: computer programs for automatic workstation backup, file/disk recovery, and workstation and network security, and user manuals sold therewith. FIRST USE: 19911217. FIRST USE IN COMMERCE: 19920302

Mark Drawing Code	(1) TYPED DRAWING
Serial Number	74288557
Filing Date	June 23, 1992
Current Filing Basis	1A
Original Filing Basis	1A
Published for Opposition	August 3, 1993
Registration Number	1800502
Registration Date	October 26, 1993
Owner
(REGISTRANT) New Era Systems Services Ltd. CORPORATION CANADA 710 Esso Plaza East Tower 425 First Street SW Calgary, Alberta CANADA T2P 3L8

(LAST LISTED OWNER) BETA SYSTEMS SOFTWARE AG CORPORATION BY ASSIGNMENT, BY MERGER, BY ASSIGNMENT, BY ASSIGNMENT, BY ASSIGNMENT, BY ASSIGNMENT FED REP GERMANY 840 SEVENTH AVENUE S.W SUITE 1900 CALGARY, ALBERTA CANADA T2P 3G2

Assignment Recorded	ASSIGNMENT RECORDED
Attorney of Record	Jay F. Moldovanyi
Type of Mark	TRADEMARK
Register	PRINCIPAL
Affidavit Text	SECT 15. SECT 8 (6-YR). SECTION 8(10-YR) 20030527.
Renewal	1ST RENEWAL 20030527
Live/Dead Indicator	LIVE

Full listing is at:
http://tess2.uspto.gov/bin/showfield?f=doc&state=jacnak.2.18

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 5.2(a)(ii) - Ownership [*** omitted 2 pages]

5.2(a)(iv) - Employees Who Have Not Agreed to Maintain Confidentiality

None

5.2(a)(v) - Licenses Granted to Third Parties [***]

5.2(a)(vii) - Known Infringement

None

5.2(a)(viii) - Required Consents and Approvals

None

5.2(a)(ix) - Employees With No Executed Nondisclosure and Assignment of Rights

None

5.2(a)(x) - Use of Third Party Components [***omitted 2 pages]

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Schedule 5.3(b)

Beta America Consents and Approvals [***omitted]

[***] Confidential Treatment Requested
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Schedule 5.3(d)

Beta America Customers and Distributors [***- omitted 2 pages]

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Schedule 5.4(a)

Proginet Intellectual Property

5.4(a)(i) - Registrations and Applications for Registration

SecurPass

SecurAccess

SecurForce

5.4(a)(ii) – Ownership [***]

5.4(a)(iv) - Employees Who Have Not Agreed to Maintain Confidentiality

None

5.4(a)(v) - Licenses Granted to Third Parties [***]

5.4(a)(vii) - Known Infringement

None

5.4(a)(viii) - Required Consents and Approvals

None

5.4(a)(ix) - Employees With No Executed Nondisclosure and Assignment of Rights

None

5.4(a)(x) - Use of Third Party Components [***]

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Schedule 5.4(d)

Proginet Consents and Approvals

The Proginet standard license agreement does not require customer consent in order to be transferred.  All customers licensed directly by Proginet utilize the standard license agreement with the following exceptions:

1.           [***]

Proginet’s distributor agreements mandate that distributors follow the constraints and requirements on the standard Proginet SLA, however they are free to utilize their own contracts.  Some of these distributor originated contracts may require formal assignment to Beta:

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Schedule 5.4(f)

Proginet Customers and Distributors [*** omitted 3 pages]

[***] Confidential Treatment Requested
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